As filed with the Securities and Exchange Commission on April 20, 2000

Registration No. ______________

__________________________________________________________________________

SECURITIES AND EXCHANGE COMMISSION

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

----------------------------

EXCHANGE BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

---------------------------

Ohio	34-1721453
(State or other jurisdiction of incorporation or organization)	(U.S. Employer Identification No.)

-----------------------------

237 Main Street

Box 177

Luckey, Ohio 43443

(419) 833-3401

(Address, including zip code, and telephone number, including area code,

of registrant's principal offices)

---------------------------

Marion Layman

Chairman, President and Chief Executive Officer

Exchange Bancshares, Inc.

237 Main Street

Box 177

Luckey, Ohio 43443

(419) 833-3401

(Name, address, including zip code, and telephone number, including area code, of agents for service)

----------------------------

Please send copies of all communications to:

Susan B. Zaunbrecher, Esq.

Dinsmore & Shohl

255 East Fifth Street

Cincinnati, Ohio 45202

(513) 977-8171

-----------------------------

AMENDED AND RESTATED

DIVIDEND REINVESTMENT PLAN

-----------------------------

Approximate date of commencement of proposed sale to public: June 15, 2000

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. X

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ____

Calculation of Registration Fee

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit (1)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $5.00 par value	50,000 shares	$24.63	$1,231,500	$3,423.57

(1) Computed solely for the purpose of calculating the filing fee, based upon the average bid and asked price per share of $24.63 reported by market makers of the Company's common shares on April 17, 2000, pursuant to Rule 457 of the Securities Act of 1933.

PROSPECTUS

Exchange Bancshares, Inc.

AMENDED AND RESTATED

DIVIDEND REINVESTMENT PLAN

------------------------------------

The Amended and Restated Dividend Reinvestment Plan (the "Plan") of Exchange Bancshares, Inc. (the "Company") provides holders of its common shares with a simple and convenient method of purchasing additional common shares without fees of any kind by reinvesting dividends in the purchase of additional shares of the Company and by purchases of additional common shares with cash. Any holder of record of 25 or more common shares is eligible to join and remain in the Plan.

Common shares needed for the Plan may be purchased either from the Company or in market transactions, although it is anticipated that most shares will be purchased from the Company. The option of using common shares purchased in market transactions allows the Company to control the issuance of new equity based on its needs while insuring that Participants have the ability to invest in the Company without paying any brokerage fees or service charges. Market transactions provide no new funds for the Company.

The price of common shares purchased from the Company will be set by the Board of Directors at the time it announces the payment of a dividend. Such price will be the average purchase price per share of the common shares acquired from the Company or in market transactions on the Dividend Reinvestment Date.

------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE

SECURITIES AND EXCHANGE COMMISSION NOR HAS THE

COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY

OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY

IS A CRIMINAL OFFENSE.

The date of this Prospectus is June 15, 2000.

No person has been authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offer made by this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that there has been no change in the affairs of the Company or any of its subsidiaries or affiliates since the date hereof. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities offered by this Prospectus or an offer to sell or a solicitation of an offer to buy such securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in any such jurisdiction.

-------------------------

AVAILABLE INFORMATION

The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). Such reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities of the SEC, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 50549, as well as the following SEC Regional Offices: 75 Park Place, 14th Floor, New York, NY 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, IL 60661. Copies can be obtained from the SEC by mail at prescribed rates. Requests should be directed to the SEC's Public Reference Section, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission also maintains an Internet website at http://www.sec.gov that contains reports, proxy statements and other information.

This Prospectus does not contain all of the information set forth in the registration statement and the exhibits thereto (together with all amendments, the "Registration Statement") which the Company has filed with the SEC under the Securities Act of 1933, as amended (the "Securities Act"), to which reference is hereby made.

EXCHANGE BANCSHARES, INC.

DIVIDEND REINVESTMENT PLAN

FOR SHAREHOLDERS OF COMMON STOCK

Plan Summary

This Plan offers you a convenient method of investing your cash dividends paid and additional voluntary cash contributions for the purchase of additional shares of common stock of Exchange Bancshares, Inc. (the "Company") without incurring brokerage commissions or administrative costs.

The Plan

Your cash dividends and additional voluntary contributions are automatically invested in additional shares of the Company common stock. These shares earn additional dividends which further increase your investment in the Company common stock.

Cost to You

Your cost for the purchase of additional shares of common stock is limited to the price of the shares of common stock purchased for you. The purchase price is the average price of all shares purchased in connection with a given dividend payment. There are no brokerage commissions or service charges connected with such stock purchases. These costs are paid by the Company.

Eligibility to Participate

Participation in the Plan is open to all owners of more than 25 shares of the Company common stock. If such Company common stock is held in your name, you simply complete an enrollment form to participate. If such shares are in the name of a brokerage account or nominee, you will need to arrange for the record owner to participate on your behalf.

Optional Cash Contribution

In addition to reinvestment of cash dividends, you may invest optional cash contributions of between $25 and $500 per reinvestment period for the purchase of additional shares of common stock. Such funds should be received by the Plan Administrator between April 26 and June 10 for the June 15 dividend and between October 26 and December 10 for the December 15 dividend.

Termination at any Time

Participation in the Plan is entirely voluntary and you may terminate with respect to all or a portion of your shares at any time as outlined in the Plan, a copy of which is enclosed. Your investments under the Plan may be distributed to you in the form of stock certificates or such stock held in your account may be sold at your request with you receiving the proceeds from such sale, less the brokerage commission. There is a $10.00 termination fee to terminate participation in the Plan.

Income Tax Information

Even though your cash dividends will be reinvested in common stock, they are subject to income taxes as if they were paid to you in cash.

In addition, the Internal Revenue Service has ruled that any brokerage commissions and service charges paid by the Company on your behalf are treated as dividend income to you. We estimate that the total additional income reportable for most participants related to such service charges will be minimal. The information return sent to you and the Internal Revenue Service on Form 1099-DIV at year-end will show each of the amounts paid on your behalf.

Voting of Shares

You will be given the opportunity to direct the Plan Administrator regarding the voting of any whole shares, credited to your Plan account on the record date, for a vote.

It's Easy to Enroll

Holders of the Company common stock may enroll in the Plan by signing and mailing the enclosed authorization form in the envelope provided directly to:

Illinois Stock Transfer Company

209 West Jackson Boulevard, Suite 903

Chicago, Illinois 60606-6905

Attention: Dividend Reinvestment Plan Administrator

Phone: 312-427-2953

All communications concerning the Plan should be sent to the above address.

More Information

Please refer to the attached copy of the Plan for more information related to enrollment, participation and other matters regarding the Plan. Questions related to your Plan account or enrollment may be directed to the Plan Administrator at the address noted above.

The common stock purchased in accordance with the Plan does not constitute savings accounts or deposits issued by a savings institution or bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

EXCHANGE BANCSHARES, INC.

DIVIDEND REINVESTMENT PLAN

The Board of Directors of Exchange Bancshares, Inc. (the "Company") has adopted the Exchange Bancshares, Inc. Amended and Restated Dividend Reinvestment Plan (the "Plan") in accordance with which shares of the Company's common stock, $5.00 par value, are available for purchase by the shareholders of the Company by means of reinvestment of cash dividends paid on the common stock and by making voluntary contributions of additional cash payments. Purchases of common stock under the Plan will be made from the Company or in the open-market. The Plan will remain in effect until amended, altered or terminated by the Company. Shareholders who do not participate in the Plan will continue to receive cash dividends, as declared, in the usual manner. The Plan is set forth below as a series of questions and answers.

Purpose

1. What is the purpose of the Plan?

The purpose of the Plan is to provide holders of record of the Company's common shares with a simple, convenient and economical method of investing cash dividends in additional common shares without payment of any brokerage commission or service charges. In addition, the Plan provides participants in the Plan ("Participants") an opportunity to purchase a limited amount of additional common shares with cash.

Advantages

2. What are the advantages of the Plan?

Participants in the Plan may have cash dividends on their common shares automatically reinvested. No commission or service charge is paid by Participants in connection with purchases under the Plan. Full investment of funds is possible under the Plan because the Plan permits fractions of shares, as well as full shares, to be credited to Participants' accounts. Dividends on the shares in the Participants' accounts are automatically reinvested in additional common shares. The Plan also allows the Participants to purchase, with cash, from $25 to $500 worth of common shares per six-month period without incurring any brokerage commission fees. The Plan assures safekeeping of shares credited to a Participant's account or purchased with cash since certificates for such shares are not issued unless requested by the Participant. Regular semiannual statements of account provide simplified recordkeeping. Participation in the Plan is entirely voluntary.

Administration

3. Who administers the Plan for Participants?

Illinois Stock Transfer Company, the Company's stock transfer agent (hereinafter referred to as the "Plan Administrator"), administers the Plan for Participants by maintaining records, sending semiannual statements of account to Participants and performing other duties relating to the Plan. Shares of the Company's common stock purchased under the Plan are registered in the name of the Plan Administrator's nominee and are credited to the accounts of the Participants. The Plan Administrator acts in the capacity as agent for the Participants. The Company may replace the Plan Administrator at any time within its sole discretion.

FOR INFORMATION ABOUT THE PLAN

Illinois Stock Transfer Company

312-427-2953

Write to: Illinois Stock Transfer Company

209 West Jackson Boulevard, Suite 903

Chicago, Illinois 60606-6905

Attention: Dividend Reinvestment Plan Administrator

All written notices and requests concerning the Plan should be mailed to the above address.

Please include a telephone number in your letter where you can be reached during business hours.

Participation

4. How does an eligible shareholder participate?

A holder of record of 25 or more common shares may join the Plan and make subsequent cash purchases by completing and signing an Authorization Form and returning it to the Plan Administrator. A return envelope is provided for this purpose. An Authorization Form may be obtained at any time by contacting the Plan Administrator (See Question 3). All holders of record of 25 or more common shares are eligible to participant in the Plan. Only Participants in the Plan will be eligible to make additional cash purchases of common shares under the Plan.

5. What does the Authorization Form provide?

The Authorization Form directs the Company to apply all or a portion of the participating shareholder's cash dividends on the shares registered in the Participant's name or credited to the Participant's account under the Plan to the purchase of additional common shares. The Authorization Form also provides for the Participant's cash purchase of common shares. (See Question 7.)

6. When will participation in the dividend reinvestment feature begin?

To authorize the investment of dividends, the Authorization Form may be received by the Plan Administrator at any time. Dividends ordinarily are paid on the 15th day of June and December. However, if an Authorization Form is received by the Administrator after the record date for the next dividend payment, then that dividend will be paid in cash and the investment of dividends in additional shares of common stock will commence upon the payment of the next dividend.

7. May a shareholder have dividends reinvested under the Plan with respect to less than all of the shares of common stock registered in that Participant's name?

Yes. A Participant may elect to reinvest dividends with respect to all or a part of the shares of common stock held by the Participant. Cash dividends on shares not included in the Plan will be paid, in cash, directly to the Participant by the Company.

8. How does a Participant make cash purchases?

Only Participants in the Plan may participate in the cash purchase option. Participants may invest from $25 to $500 for the additional purchase of Company common shares prior to each semi-annual dividend reinvestment. In order to direct the Administrator that a Participant wishes to make a cash purchase, the Participant must complete an Authorization Form and deliver it to the Administrator with a check or money order in the amount to cover the purchase of shares during the forty-five day period from April 26 through June 10 for the June 15 dividend and from October 26 through December 10 for the December 15 dividend. No interest will be paid on cash contributions held prior to a reinvestment date. Any cash payments received before or after these forty-five day windows will be returned to the Participant.

Optional cash contributions do not constitute deposits or savings accounts issued by a financial institution and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

9. When will dividends be invested and when will common shares be purchased?

Dividends will be invested and shares will be purchased on or about the Dividend Investment Date. The Dividend Investment Date is defined as the dividend payment date plus ten days thereafter.

Costs

10. Are there any expenses to Participants in connection with purchases under the Plan?

No. All brokerage fees and costs of administration of the Plan are paid by the Company. There is a $10.00 termination fee to terminate participation under the Plan. The Company does, however, reserve the right to change its policy of paying brokerage commissions and related Plan administrative expenses associated with the reinvestment of cash dividends and stock purchases at any time within its sole discretion.

Purchases

11. How are common shares purchased under the Plan?

The Plan Administrator shall purchase common shares needed for the Plan and for additional cash investments (a) directly from the Company or (b) in negotiated transactions ("market transactions") or (c) both from the Company and in market transactions. Market transactions may be on such terms as to price, timing of purchase, delivery or otherwise as the Plan Administrator, upon the advice of the Board of Directors of the Company, may determine in its discretion.

12. What will be the price of common shares purchased under the Plan?

The price of common shares purchased from the Company on any Dividend Investment Date will be set by the Board of Directors. The price of common shares purchased in market transactions will be the average price per share of the shares acquired. The purchase price for shares under the Plan will therefore be the average purchase price per share of common stock acquired from the Company and/or in negotiated transactions on the Dividend Investment Date. The number of shares of common stock to be purchased for each account will be determined by the amount of dividends being reinvested and additional cash invested, if any, and the price of the common stock to the Participants. The Plan Administrator has no responsibility with respect to the market value of the common stock acquired under the Plan for Participants.

13. How many common shares will be purchased for Participants?

Each Participant's account will be credited with a number of shares, including fractions computed to four decimal places, equal to the total amount to be invested divided by the purchase price. Dividends paid on shares held in the Plan will be automatically reinvested in additional shares of common stock unless and until you elect in writing to terminate participation in the Plan.

14. When will common shares be purchased under the Plan?

Where common shares are purchased from the Company, the purchase will be made on the dividend payment date. Where common shares are purchased in a market transaction, the Company or other independent purchasing agent will be obligated to purchase immediately following the dividend payment date. No interest earnings will be paid by the Plan Administrator on dividend payments or optional cash contributions pending their investment in common shares.

Common shares will be allocated and credited to Participants' accounts as of the Dividend Investment Date. Depending on the Company's election, Participants may be credited with common shares purchased from the Company or in market transactions or both from the Company and in market transactions.

If, for any reason beyond the control of the Plan Administrator, the investment cannot be completed within 60 days of the applicable Dividend Investment Date, your funds held by the Plan Administrator will be returned to you as soon thereafter as practicable. In the event Participants' funds are returned because common stock was unavailable for purchase, the Plan will be suspended until such date common stock is available for dividend reinvestment.

Reports to Participants

15. How will Participants be advised of their purchases of stock?

Each Participant in the Plan will receive a statement of account following a transaction showing amounts invested, purchase prices and shares purchased. These statements are a Participant's continuing record of purchases and should be retained for income tax purposes. In addition, each Participant will receive copies of the same communications sent to every other holder of common shares, including the Company's Annual Report to Shareholders and the Notice of Annual Meeting and Proxy Statement.

Dividends

16. Will a Participant's account be credited with dividends on fractions of shares?

Yes. A Participant's account will be credited with dividends, including fractions of shares computed to four decimal places, equal to the total amount to be invested, divided by the purchase price per share to Participants. Dividends paid on shares held in the Plan will be automatically reinvested in additional shares of common stock unless and until the Participant elects otherwise.

Certificates of Shares

17. Will certificates be issued for common shares purchased?

The Plan Administrator will hold all stock certificates representing common stock purchased under the Plan in the name of its nominee. Certificates for whole shares of common stock purchased and credited to a Participant's account will not be issued to the Participant unless requested. This protects against loss, theft or destruction of stock certificates. When certificates are issued to the Participant, future dividends on such shares will be reinvested in shares of common stock. The number of shares credited to an account under the Plan will be shown on the Participant's statement of account.

Certificates for any number of whole shares credited to an account under the Plan will be issued upon the written request of a Participant who wishes to remain in the Plan. This request should be mailed to the Plan Administrator (See Question 3). Any remaining whole shares and fraction of a share will continue to be credited to the Participant's account. Shares credited to the account of a Participant under the Plan may not be pledged. A Participant who wishes to pledge such shares must request that certificates for such shares be issued in the Participant's name.

Certificates for fractions of shares will not be issued under any circumstances.

18. In whose name will certificates be registered when issued?

Common shares registered under the Plan will be registered in the name of the Plan Administrator's nominee as agent for Participants in the Plan. Accounts under the Plan are maintained in the names of the Participants as provided in the Authorization Forms at the time they entered the Plan. Certificates for whole shares will be similarly registered when issued.

Termination

19. How is participation in the Plan terminated?

A Participant may at any time terminate his or her participation in the Plan with respect to dividends on all or a portion of his or her common stock. In order to terminate participation in the Plan, a Participant must send a written request to the Plan Administrator on the prescribed termination form (See Question 3). When participation in the Plan is terminated, certificates for whole shares credited to the Participant's account under the Plan will be issued and a cash payment will be made for any fraction of a share based on the current market price of the Company common shares when the written request is processed. The Plan Administrator will liquidate a terminating Participant's holdings as soon as practicable after receiving notification. A $10.00 termination fee will be charged to the Participant for each withdrawal of shares effected.

20. When may participation in the Plan be terminated?

Participation in the Plan may be terminated at any time. If the request to terminate is received less than five business days prior to a dividend record date, the request will not be processed until after the dividends have been invested and the shares credited to the Participant's account.

Other Information

21. What happens when a Participant sells or transfers all of the shares which are registered in the Participant's name held outside of the Plan?

A Participant who disposes of all common shares registered in the Participant's name held outside of the Plan will terminate such Participant's participation in the Plan. If a Participant is no longer eligible to remain in the Plan, the Plan Administrator will terminate the Participant's participation in the Plan and distribute whole shares to the Participant. A cash payment will be made for any fraction of a share held by the Plan Administrator based upon the price of the common stock as determined by the Board of Directors. The Plan Administrator will continue to reinvest the dividends on the shares credited to the Participant's account under the Plan until otherwise notified (See Question 17).

22. What happens if the Company issues a stock dividend or declares a stock split?

Any common shares issued as a result of a stock dividend or stock split by the Company on shares credited to the account of a Participant under the Plan will be added to the Participant's account. Stock dividends or split shares issued with respect to shares registered in the name of the Participant will be mailed directly to the Participant in the same manner as to shareholders who are not participating in the Plan and subsequent dividends on such shares shall be reinvested pursuant to the Plan unless the Participant instructs the Plan Administrator otherwise.

23. How will a Participant's shares be voted at meetings of shareholders?

Any shares held in the Plan for a Participant will be voted as the Participant directs on the proxy card. A Participant will receive a single proxy covering all shares registered in the Participant's name as well as all shares credited to the Participant's account under the Plan, including fractional shares. If a proxy is returned properly executed but without indicated instructions as to the manner in which shares are to be voted, all of the Participant's shares will be voted in accordance with the recommendations of the management of the Company, unless the law requires otherwise. If a proxy is not returned, or if it is returned unexecuted or improperly executed, the only way to vote the shares is in person at the shareholder meeting or to submit a properly executed proxy prior to the vote being taken at the shareholder meeting,

24. What are the Federal income tax consequences of participation in the Plan? (See also Question 26)

The following are Federal income tax consequences, under present law, for Plan Participants:

(1) In the case of common shares acquired from the Company with reinvested dividends, Participants in the Plan will be treated as having received a dividend in an amount equal to the fair market value of the common shares acquired on the dividend payment date. In the case of shares purchased in market transactions with reinvested dividends, Participants will be treated as having received a dividend in an amount equal to the cash dividend paid by the Company. In the case of common shares purchased with additional invested funds, no gain or loss will be realized until the shares are sold or exchanged (see number (6) below).

(2) Participants whose common shares are purchased in market transactions with reinvested dividends are treated as having received an additional dividend in the amount of the pro rata brokerage fees paid by the Company.

(3) The tax basis of common shares purchased from the Company will equal the amount treated as a dividend or, with respect to shares purchased through additional cash investments, the tax basis will be the purchase price of each of the shares. The tax basis of shares purchased in a market transaction will be the same as in the preceding sentence increased by the amount of brokerage fees paid by the Company.

(4) A Participant's holding period for common shares purchased under the Plan will begin on the day following the applicable investment date.

(5) A Participant will not realize any taxable income when the Participant receives certificates for whole shares credited to the Participant's account, either upon the Participant's request for certain of those shares or upon termination of the Plan.

(6) A Participant will realize gain or loss when shares are sold or exchanged, whether pursuant to the Participant's request upon termination of participation in the Plan (See Question 17) or by the Participant after receipt of share from the Plan, and in the case of a fraction of a share, when the Participant receives a cash adjustment for a fraction of share credited to the Participant's account upon termination of participation in or termination of the Plan; and the amount of such gain or loss will be the difference between the amount which the Participant receives for the shares or fraction of a share and the tax basis therefor.

The foregoing discussion is not intended to cover all tax aspects of participation in the Plan. The tax consequences outlined above are subject to change by legislation, administrative action and judicial decisions. Furthermore, the foregoing discussion does not deal with questions of state and local taxation. Therefore, each Participant should consult with an attorney or tax advisor as to the tax effects of participation in the Plan.

25. When may a Participant be subject to backup withholding?

If a Participant has failed to furnish a valid taxpayer identification number to the Company, unless the Participant is exempt from the withholding requirements described in Section 3406 of the Internal Revenue Code, then the Company must withhold 31% from the amount of common share dividends, the proceeds of the sale of fractional shares and the proceeds of any sale of whole shares. In addition, if a nonexempt new Participant fails to certify that such Participant is not subject to backup withholding on interest and dividend payments, because of notified payee underreporting, then 31% must be withheld from the amount of common share dividends. The withheld amounts will be deducted from the amount of dividends and the remaining amount will be reinvested.

26. What is the responsibility of the Company under the Plan?

The Company and the Plan Administrator (and any agent of the Company and/or the Plan Administrator), in administering the Plan, will not be liable for any act done in good faith or for any good faith omission to act, including, without limitation, an inability to purchase shares or with respect to the timing or price of any purchase, or any claim of liability arising out of failure to terminate a Participant's account upon such Participant's death prior to receipt of notice in writing of such death. Participants should recognize that the Company cannot assure them of a profit or protect them against a loss on the shares purchased by them under the Plan. Although the Plan contemplates the continuation of dividend payments, the payment of future dividends will depend upon future earnings, the financial condition of the Company and other factors.

27. May the Plan be changed or discontinued?

The Company reserves the right to suspend, modify or terminate the Plan at any time. All Participants will receive notice of any such suspension, modification or termination. Upon termination of the Plan by the Company, certificates for whole shares credited to a Participant's account under the Plan will be issued and a cash payment will be made for any fraction of a share based on the current market price of Company common shares on the termination date.

___________________

INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents have been filed by the Company with the SEC (File No. 33-54566) and are incorporated herein by reference:

(1) The Company's Annual Report on Form 10-KSB for the year ended December 31, 1999.

(2) The Company's Registration Statement on Form S-4 dated November 16, 1992, as amended on Amendment No. 1 to the Company's Registration Statement on Form S-4 dated January 14, 1993; Registration Number 33-54566.

All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering (of the common shares) shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein or in any prospectus supplement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Prospectus.

Copies of the above documents (not including the exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents) and of the Company's 1995 Annual Report may be obtained upon request without charge from the Secretary of the Company, Exchange Bancshares, Inc., 237 Main Street, Box 177, Luckey, Ohio 43443.

USE OF PROCEEDS

The Company has no basis for estimating either the number of shares that will ultimately be purchased under the Plan from the Company or the prices at which such shares will be sold. The Company intends to apply such proceeds as are received for general corporate purposes, including building capital and cash reserves. The Company is unable to determine the amount of the proceeds which will be devoted to these purposes. Shares purchased in market transactions will provide no proceeds to the Company.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Reference is hereby made to Ohio Revised Code Section 1701.13(E) which provides the statutory authority for indemnification of corporate officers and directors. Among other things Section 1701.13(E) provides for indemnification on a specific case basis for threatened, pending or completed actions whether civil, criminal, administrative or investigative subject to determinations of good faith and fairness depending on the circumstances of each as determined by the vote of disinterested directors, a written opinion by independent legal counsel, by the shareholders or by the Court of Common Pleas or the court in which such action, suit or proceeding was brought. The description above is qualified in its entirety by reference to the Ohio Revised Code Section 1701.13, which has been filed as an exhibit hereto.

The Company provides liability insurance for its directors and officers for certain losses arising from certain claims and charges, including claims and charges under the Securities Act, which may be made against such persons while acting in their capacities as directors and officers of the Company.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions referred to herein, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

LEGAL MATTERS

Certain legal matters in connection with the common shares to be issued under the Plan will be passed upon for the Company by Dinsmore & Shohl, 1900 Chemed Center, 255 East Fifth Street, Cincinnati, Ohio 45202

EXPERTS

The consolidated financial statements of the Company incorporated by reference in the Annual Report on Form 10-KSB for the year 1999 have been examined by Robb, Dixon, Francis, Davis, Oneson & Company, independent certified public accountants, whose report is incorporated herein by reference. These consolidated financial statements are incorporated herein by reference in reliance on the report of Robb, Dixon, Francis, Davis, Oneson & Company given on the authority of that firm as experts in accounting and auditing.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

Securities and Exchange Commission Registration Fee	$3423.57
Printing and Engraving	2000.00
Postage	800.00
Counsel fees and expenses	3000.00
Accounting fees and expenses	3000.00
Blue Sky Qualification fees and expenses	1000.00
Miscellaneous fees and expenses	250.00

Total	$13,473.57

Item 15. Indemnification of Directors and Officers.

The Company's Code of Regulations provides that each person who is made a party or is otherwise involved in any action, suit or proceeding, by reason of the fact that he/she is or was a director or officer of the Company, or is or was serving at the request of the Company as a director, officer, trustee, employee or agent or another entity, shall be indemnified and held harmless by the Company to the fullest extent authorized by the Ohio General Corporation Law (the "OGCL") against all expenses, liability and loss, including attorneys' fees. The OGCL permits indemnification in non-shareholder derivative actions for expenses, judgments, fines and settlement amounts, if the director or officer acted in good faith and in a manner he/she reasonably believed to be in or not opposed to the best interests of the Company and with respect to any criminal action or proceeding, had no reasonable cause to believe his/her conduct was unlawful. In a shareholder derivative action, the OGCL permits indemnification for expenses only if the director or officer acted in good faith and in a manner he/she reasonably believed to be in or not opposed to the best interests of the Company, unless the director or officer has been adjudged to be liable for negligence or misconduct in the performance of his/her duties. The intent of the Company's Code of Regulations is to make indemnification for directors and officers mandatory rather than permissive. In addition, the Code of Regulations requires the Company to pay a directors's or officer's expenses incurred in defending any such proceeding, in advance of the proceeding's final disposition, provided that the director or officer delivers to the Company an undertaking to repay all advanced amounts if its is ultimately determined that he/she is not entitled to be indemnified under Ohio law. To the extent that an officer or director is successful on the merits in any proceeding, Ohio law mandates indemnification for expenses, including attorneys' fees. The Code of Regulations also provides a procedure whereby a director or officer denied indemnification may bring an action against the Company to recover the amount of his/her indemnification claim, and the burden of proving that the director or officer did not meet the applicable standard of conduct described in the OGCL is placed on the Company. The Company's Code of Regulations also provides that the Company may maintain insurance, at its expense, to protect itself and any director, officer, employee, or agent of the Company against any expense, liability, or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the OGCL.

Item 16. Exhibits.

Exhibit No.	Title of Exhibit
4.1	The Amended and Restated Articles of Incorporation of Exchange Bancshares, Inc. (incorporated by reference to the quarterly report on Form 10-QSB for the quarter ended June 30, 1995).
4.2	Code of Regulations of Exchange Bancshares, Inc. (incorporated by reference to the Registration Statement on Form S-4 dated November 16, 1992, as amended on Amendment No. 1 to the Company's Registration Statement on Form S-4 dated January 14, 1993; Registration Number 33-54566).
5, 23.2	Opinion and consent of Dinsmore & Shohl LLP as to the legality of the securities being registered.
23.1	Consent of Robb, Dixon, Francis, Davis, Oneson & Company.
24	Powers of Attorney.[1]
99.1	Form of Authorization Form to be used with the Plan.

99.2	Amended and Restated Dividend Reinvestment Plan.

___________________

1Contained on the first page of the signature pages following Part II of this Registration Statement.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment to those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the annual report of the registrant pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referred to in Item 15 (other than the insurance policies referred to therein), or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted against the registrant by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Luckey, State of Ohio on April 18, 2000.

EXCHANGE BANCSHARES, INC.

By: /s/ Marion Layman

Marion Layman

Chairman, President and

Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marion Layman, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign and execute on behalf of the undersigned any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with any such amendments, as fully to all intents and purposes as he might or could do in person, and does hereby ratify and confirm all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Principal Executive Officer:	Date:
/s/ Marion Layman	April 18, 2000
Marion Layman
Chairman, President and Chief Executive Officer

Principal Accounting and Financial Officer:
/s/ Marion Layman	April 18, 2000
Marion Layman
Chairman, President and Chief Executive Officer

Directors:	Date:

/s/ Cecil R. Adkins	April 18, 2000
Cecil R. Adkins

/s/ Norma J. Christen	April 18, 2000
Norma J. Christen

/s/ Donald P. Gerke	April 18, 2000
Donald P. Gerke

/s/ Joseph R. Hirzel	April 18, 2000
Joseph R. Hirzel

/s/ Rolland I. Huss	April 18, 2000
Rolland I. Huss

/s/ Marion Layman	April 18, 2000
Marion Layman

/s/ Donald H. Lusher	April 18, 2000
Donald H. Lusher

/s/ David G. Marsh	April 18, 2000
David G. Marsh

/s/ Edmund J. Miller	April 18, 2000
Edmund J. Miller

EXHIBIT INDEX

Exhibit No.	Title of Exhibit	Page Number in Sequential Numbering System
4.1	The Amended and Restated Articles of Incorporation of Exchange Bancshares, Inc. (incorporated by reference to the quarterly report on Form 10-QSB for the quarter ended June 30, 1995).
4.2	Code of Regulations of Exchange Bancshares, Inc. (incorporated by reference to the Registration Statement on Form S-4 dated November 16, 1992, as amended on Amendment No. 1 to the Company's Registration Statement on Form S-4 dated January 14, 1993; Registration Number 33-54566).
5, 23.2	Opinion and consent of Dinsmore & Shohl LLP as to the legality of the securities being registered.
23.1	Consent of Robb, Dixon, Francis, Davis, Oneson & Company.
24	Powers of Attorney(1).
99.1	Form of Authorization Form to be used with the Plan.
99.2	Amended and Restated Dividend Reinvestment Plan

1. Contained on the first page of the signature pages following Part II of this Registration Statement.